NEWS BULLETIN	HEMAGEN® DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045
AT THE COMPANY: William P. Hales, Chairman, President & CEO (443) 367-5500 Tel. (443) 367-5527 Fax
FOR IMMEDIATE RELEASE October 1, 2009	OTC BB: HMGN.OB

HEMAGEN SUCCESSFULLY COMPLETES ITS OFFER TO EXCHANGE 8% SENIOR
SUBORDINATED SECURED CONVERTIBLE NOTES DUE SEPTEMBER 30, 2009

COLUMBIA, MD – William P. Hales, Chairman, President and CEO, of Hemagen Diagnostics, Inc., (OTC BB: HMGN.OB)(the “Company”) today announced the successful completion of its Exchange Offer for $4,049,858.01 in principal amount of the outstanding 8% Senior Subordinated Secured Convertible Notes due September 30, 2009 (the “ Old Notes”).  Those tendering in the Exchange Offer received new 8% Senior Subordinated Secured Convertible Notes due September 30, 2014 (the “New Notes”) having the same principal amount as the Old Notes tendered for exchange.  The Exchange Offer expired on Wednesday September 30, 2009, at Midnight and is effective as of that date.  The Company has accepted all Old Notes tendered for exchange.

The New Notes will pay quarterly interest at the annual rate of 8%, are convertible by the Note holder into the Company’s common stock at any time after September 30, 2009 at $0.35 per share, and mature on September 30, 2014.  The New Notes are subordinate to up to a $3 million credit facility, certain secured financing greater than $2 million, real estate financing obtained for the purchase of a corporate facility and up to $4 million secured financing for business acquisitions.  The Company may force conversion of the New Notes at any time after September 30, 2009 if the Company’s common stock has traded at or above $0.70 for fifteen consecutive trading days and the Company may prepay the New Notes at any time at the full face value of the New Notes plus any accrued and unpaid interest.

Mr. Hales commented that “we are very pleased to announce the completion of the Exchange Offer, which shows strong support for our restructuring from our long-term Note holders, and we recognize and appreciate the cooperation, faith, and trust our Note holders have placed in the prospects of the Company by electing to accept this exchange offer.  We believe that this debt restructuring will benefit both the shareholders and the Note holders of the Company because it helps to re-establish the Company’s balance sheet by returning the debt to long term, and because it removes uncertainty related to the short-term maturity of the Old Notes.

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures, and markets approximately 68 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases.  Hemagen’s mission is to produce the highest quality diagnostics in user-friendly formats at the best prices and to distinguish itself as the customer focused, high quality, manufacturer of choice.  The Company produces high quality diagnostic products in many different formats, all designed to meet the changing needs of today’s laboratory.

In the United States, Hemagen sells its products directly to physicians, veterinarians, clinical laboratories, and blood banks and on a private-label basis through multinational distributors of medical products.  Internationally, the Company sells its products primarily through an extensive distributor network.  Hemagen has two different product lines, the Virgo® line and the Analyst® line.  The VIRGO® product line consist of various diagnostic test kits that are used to aid in the diagnosis of certain autoimmune and infectious diseases, using ELISA, Immunoflourescence, and hemagglutination technology.  The Analyst® product line is an FDA-cleared Benchtop Clinical Chemistry Analyzer System, including consumables that are used to measure important constituents in human and animal blood.  The Virgo product-line is marketed directly to reference laboratories, hospitals, and universities in the United States, among others and internationally.  There are over 30 distributors that market the Virgo® product line. Hemagen also markets the Virgo® product line in South America through its wholly-owned subsidiary Hemagen Diagnosticos Comercio, Importacao Exportacao, Ltd. (HDC), a Brazilian limited liability company.  The Company was incorporated in 1985 and became a public company in 1993.
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This News Bulletin is neither an offer to purchase nor a solicitation of an offer to sell securities of Hemagen Diagnostics, Inc.  The exchange offer will be made only through and upon the terms and conditions described in Hemagen Diagnostics, Inc’s, Offering Memorandum dated September 1, 2009, and related letter of transmittal.  Hemagen has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission.  The Tender Offer Statement (including an offering circular, a related letter of transmittal and other offering documents) contains important information that should be read carefully before any decision is made with respect to the offer.  The offering circular, the related letter of transmittal and certain other documents are being sent to all holders of Hemagen, Outstanding Notes, at no expense to them.  The Tender Offer Statement (including the offering circular, the related letter of transmittal and all other documents filed with the Securities and Exchange Commission) are available at no charge at the Securities and Exchange Commission website at http://sec.gov or from Hemagen at cdavidson@hemagen.com.

Investors may also contact Mr. Hales, or Ms. Davidson at Hemagen Diagnostics, Inc., to obtain information about the exchange offer, including copies of the offering circular and related documents.

Certain statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward looking statements may be identified by words such as “estimates”, “anticipates”, “projects”, “plans”, “expects”, “intends”, “believes”, “should” and similar expressions or the negative versions thereof and by the context in which they are used. Such statements, whether express or implied, are based on current expectations of the company and speak only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Hemagen undertakes no obligation to update any forward-looking statements as a result of new information or to reflect events or circumstances after the date on which they are made or otherwise.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action which Hemagen intends to pursue to achieve strategic objectives constitute forward-looking information. All forward looking statements, including those relating to the sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties, risks and other factors. Factors which could cause actual performance to differ materially from these forward-looking statements, include, without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date–sensitive inventory prior to its expiration, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing products, recessionary pressures on the economy and the markets in which our customers operate, costs and difficulties in complying with the laws and regulations administered by the United States Food and Drug Administration, changes in the relative strength of the U.S. dollar and Brazilian Reals, unfavorable political or economic developments in Brazilian operations, the ability to assimilate successfully product acquisitions and other factors disclosed in our reports on Forms 10-KSB, 10-Q and 8-K filed with the SEC.